UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of William S. White as Chief Accounting Officer of the Company

On July 31, 2008, the Board of Directors (the “Board”) of WellCare Health Plans, Inc. (the “Company”) elected Mr. William S. White as the Company’s new Chief Accounting Officer, effective immediately.  Mr. White will hold the office of Chief Accounting Officer until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Mr. White, age 44, has been the Vice President of Finance of the Company since February 2008.  In his capacity as Vice President of Finance, Mr. White is responsible for the Company’s financial accounting and reporting areas.  From March 2003 to his election as Vice President of Finance in February 2008, Mr. White served as the Company’s Corporate Controller.  From 1997 to 2002, Mr. White held several positions, including Corporate Controller, at Blue Cross and Blue Shield of North Carolina.  Prior to that, Mr. White was a senior manager in the financial services practice of Price Waterhouse, LLP.  Mr. White received his undergraduate degree from North Carolina Wesleyan College.  Mr. White is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2008	WELLCARE HEALTH PLANS, INC. /s/ Thomas Tran Thomas Tran SVP & Chief Financial Officer